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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth E. Hendrickson and Steven
E. Snyder, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, for the registration of the shares of Common Stock of Ancor Communications, Incorporated (the "Company") to be available for issuance pursuant to options granted under the Company's 1994 Non-Employee Director Stock Option Plan and any and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: January 19, 2000


/s/ Kenneth E. Hendrickson
---------------------------------              ---------------------------------
Kenneth E. Hendrickson                         Gerald M. Bestler


/s/ Amyl Ahola                                 /s/ Paul F. Lidsky
---------------------------------              ---------------------------------
Amyl Ahola                                     Paul F. Lidsky


                                               /s/ Thomas F. Hunt, Jr.
---------------------------------              ---------------------------------
John F. Carlson                                Thomas F. Hunt, Jr.


/s/ Michael L. Huntley
---------------------------------
Michael L. Huntley